Exhibit 10.33

                                                     [Logo Omitted]


                                       International DisplayWorks, Inc.
                                       599 Menlo Drive,
                                       Suite 200 Stanford Ranch/Atherton Centre,
                                       Rocklin, CA  95765
                                       USA




Ian N Bebbington
Hong Kong

6th November 2002

Dear Ian,

                              Employment Agreement
                              --------------------

Further to our discussions on the organization structure of IDW and human resource planning I am pleased to confirm the terms of your employment as Chief Financial Officer (CFO) of IDW Inc.

Duties and Responsibilities:

You will report to me directly whilst making such reports and liaison with members of the Audit Committee as required for good governance of the company.

     o All those duties normally associated with the position of CFO of a group with international operations and subsidiaries in a number of countries including:

     o Organization of accounting and internal control and associated systems to ensure compliance with US and local reporting requirements of the financial and fiscal affairs of each group company including maintenance of internal and disclosure controls as necessary together with the necessary liaison with the audit committee and external auditors.

     o Control of treasury operations.

     o Risk Management

     o Management Accounting

As this position is overseas I confirm that your employment will be on expatriate terms as follows:

     1. An after tax salary of US$100,000 per annum paid monthly in arrear

     2. You will participate in the executive bonus scheme on a deemed salary of US$150,000 per annum

     3. Participation in the company's stock option plan

     4. Accommodation and schooling for your children to international standards together with appropriate transport and ancillary benefits normally associated with an overseas posting

     5. In recognition of the commitment an overseas posting requires, the initial term of this contract shall be for two years expiring on October 31st 2004 and shall be renewed annually for a two year term commencing October 31st 2003. In the event of termination or failure to renew on terms at least as favorable as those in force when renewal is due the company shall pay the balance of salary due under the unexpired portion of the contract and shall continue the provision of accommodation and schooling until the end of the current school year.

Would you please countersign a copy of this letter to indicate your acceptance of the above for our records.

Sincerely,


Steve Kircher.
CEO